Exhibit 10.5.2

AMENDMENT NO. 2 TO

LIMITED LIABILITY COMPANY

AGREEMENT OF

NORTHERN PASS TRANSMISSION LLC,

a New Hampshire Limited Liability Company

Dated as of November 18, 2010

AMENDMENT NO. 2 TO

LIMITED LIABILITY COMPANY AGREEMENT

This AMENDMENT NO. 2 TO LIMITED LIABILITY COMPANY AGREEMENT (“Amendment”) of Northern Pass Transmission LLC, a New Hampshire limited liability company (the “Company”), made and entered into as of November 18, 2010, amending that certain Limited Liability Company Agreement dated as of April 6, 2010 (“Agreement”) by and between NU Transmission Ventures, Inc., a Connecticut corporation (“NU Ventures”) and NSTAR Transmission Ventures, Inc., a Massachusetts corporation (“NSTAR Ventures,” each a “Member,” and collectively, “Members”),

WITNESSETH THAT:

WHEREAS,

the Members entered into the Agreement to govern the affairs of the Company and certain relationships with and between its Members; and

WHEREAS, the Members have determined it desirable to amend the Agreement to clarify certain liabilities of the Members to the Company;

NOW, THEREFORE, in consideration of the premises and of the mutual representations, covenants and agreements herein set forth, the Members, each binding itself, its successors and assigns, do mutually promise, covenant and agree as follows:

ARTICLE 1

AMENDMENT

Section 6.2 of Article 6 of the Agreement is hereby deleted and replaced in its entirety by the following:

“6.2   Conditions Precedent to Additional Capital Contributions.  No Member shall have any obligation, other than its obligation to make the Capital Contributions required by the Development Budget as provided for in Section 3.1 and in connection with Pre-Formation Internal Costs as provided for in Section 9.1, to make any other Capital Contributions until such time, if ever, that each of the Conditions Precedent listed in Schedule 6.2 hereof attributable to such Member has been satisfied as provided in Schedule 6.2 or has been waived by such Member.  Notwithstanding the foregoing or anything else in this Agreement, including but not limited to Sections 3.1, 7.9(m) and 8.6, until the time that all Conditions Precedent have been satisfied or waived, each Member shall remain liable to the Company, on a pro rata basis based on its Percentage Interest on the date hereof (i.e. without adjustment subsequent to the date hereof), for any and all debt authorized by the Members Committee and incurred by the Company from time to time, including amounts borrowed from NU

Ventures, Northeast Utilities or through the Money Pool for NU System Companies, and shall have the obligation to make a Capital Contribution to the Company in such amount at the time the Members Committee determines that such Conditions Precedent will not be met or satisfied.

ARTICLE 2

MISCELLANEOUS

2.1

Continuation of the Limited Liability Company Agreement.  Except as expressly amended by this Amendment, the Limited Liability Company Agreement is and shall remain in full force and effect in accordance with its terms.

2.2

Execution in Counterparts.  This Amendment may be executed in counterparts, all such counterparts shall be deemed to be originals, and together, they shall constitute but one and the same instrument.

 [Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 2 to Limited Liability Company Agreement as of the date first above written.

NU TRANSMISSION VENTURES, INC.

a Connecticut corporation

By:   /S/ RANDY A. SHOOP

Name: Randy A. Shoop
Its Vice President and Treasurer

NSTAR TRANSMISSION VENTURES, INC.

a Massachusetts corporation

By:  /S/ PAUL D. VAITKUS

Name: Paul D. Vaitkus

Its President

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